Exhibit 10.12
PUBMATIC, INC.
STOCK REPURCHASE AGREEMENT
This Stock Repurchase Agreement is entered into as of November 20, 2018, between PubMatic, Inc., a Delaware corporation (the “Company”) and Mukul Kumar (the “Holder”).
A.Holder holds 310,000 shares of Common Stock of the Company represented by stock certificate #C-118.
B.The Company desires to repurchase from Holder, and the Holder desires to sell to the Company, a total of 70,000 shares of Common Stock (the “Shares”).
C.The Company is permitted, pursuant to Section 160 of the Delaware General Corporation Law, its Restated Certificate of Incorporation, and its Bylaws, to repurchase the Shares on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows.
1.Purchase and Sale of Shares. The Company hereby agrees to purchase, and the Holder hereby agrees to sell to the Company, the Shares for a purchase price of $3.89 per share (which is the fair market value of the Company’s Common Stock as set forth in the Company’s most recent 409A valuation report (the “Purchase Price”)). Once the Shares have been repurchased, such Shares shall be deemed to be unissued yet authorized and available for future issuance.
2.Closing.
(a)The closing of the purchase and sale of the Shares (the “Closing”) shall occur on the date hereof, or such other date thereafter, as is mutually agreed in writing by Company and the Holder.
(b)At the Closing, the Holder will deliver to the Company: (i) a duly executed copy of this Agreement, (ii) the stock certificate #C-118 representing the Shares, and (iii) a duly executed Stock Power and Assignment in the form of Exhibit A.
(c)At Closing, the Company will pay the aggregate Purchase Price of $272,300 to Holder by wire transfer to an account designated by Holder. Promptly following the Closing, the stock certificate representing the Shares purchased at Closing shall be duly cancelled by the Company, and the Company shall issue a new certificate representing the remaining 240,000 shares of Common Stock that were not repurchased pursuant to this Agreement.
3.Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as follows:
(a)The Company is a corporation validly existing under the laws of Delaware and has full legal right and corporate power and authority to enter into this Agreement and to consummate the transactions provided for herein.
(b)The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action of the Company, and that this Agreement, when executed and delivered by both parties, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.
4.Representations, Warranties and Covenants of the Holder. The Holder hereby represents, warrants and agrees with the Company as follows:
(a)The Holder has full legal capacity, right, and power to enter into this Agreement, and to consummate the transactions provided for herein and to transfer the Shares under this Agreement. This Agreement, when executed and delivered by both parties, will be a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.
(b)Holder is the sole record and beneficial owner of and, holds valid marketable title to, the Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable or legal interest, and the Holder has not granted any rights to or interest in the Shares to any other person or entity.
(c)Holder acknowledges that (i) Holder is an employee of the Company and has extensive and substantial knowledge regarding the Company, its financial condition and results of operation, (ii) Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the transaction contemplated hereby, and (iii) Holder has made Holder’s own decision concerning this transaction without reliance on any representation or warranty of, or advice from, the Company, any of the Company’s Board members, or any of the Company’s representatives. The Holder has asked questions of the Company and has made a full evaluation of the risks and merits of this repurchase transaction. The Holder acknowledges and understands that the Company and its Board members may possess additional information about the Company, its business, its prospects, the markets in which the Company conducts business, and the general economic environment that it not known to the Holder and that may impact the value of the Shares. Notwithstanding this disparity in information, the Holder has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplate hereby, and the Holder agrees that neither the Company nor any of its Board members will have any liability to the Holder due to or in connection with the disparity in information.
(d)Holder agrees to accept the Purchase Price in exchange for the purchase of the Shares. Holder acknowledges and agrees that the Purchase Price is a fair and reasonable value for the Shares and hereby accepts the Purchase Price in full payment and satisfaction of the Company’s obligations (and the Holder’s rights) under the Shares. Holder acknowledges that Holder is forgoing any and all future appreciation in the value of the Shares. As a result of the Holder’s sale of the Shares on the date hereof, the Holder is willing to forgo the potential for future economic gain that might be realized from the continued ownership of the Shares and hereby waives any right to additional consideration with respect to the Shares.
(e)The Holder has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this sale of the Shares and the transactions contemplated by this Agreement. The Holder is relying solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, auditor, or any of the Company’s agents. The Holder understands that he (and not the Company) shall be solely responsible for his own tax liability that may arise as a result of this sale of the Shares or the transactions otherwise contemplated by this Agreement.
(f)Holder understands that the Company will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.
5.Further Assurances. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.
6.Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Holder with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. The Holder acknowledges that neither the Company nor its agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing the Holder to execute the Agreement, and the Holder acknowledges that he has executed this Agreement in reliance only upon such promises as are contained herein.
7.Severability. If any provision of this Agreement, or any part of any such provision, is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement and is separable from every other part of such provision.
8.Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the parties have executed this Stock Repurchase Agreement.

PUBMATIC, INC.

By:	/s/ Thomas Chow
Name: Thomas Chow
Title: General Counsel & Secretary

HOLDER:

/s/ Mukul Kumar
Mukul Kumar

Address:

Exhibit:
Exhibit A:    Stock Power and Assignment Separate from Certificate
[SIGNATURE PAGE TO STOCK REPURCHASE AGREEMENT]

EXHIBIT A
Stock Power and Assignment
Separate from Stock Certificate
FOR VALUE RECEIVED and pursuant to that certain Stock Repurchase Agreement dated as of November 20, 2018 (the “Agreement”), the undersigned hereby sells, assigns and transfers unto PubMatic, Inc., a Delaware corporation (the “Company”), 70,000 shares of the Common Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No. C-118 delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.
Dated: November 20, 2018

/s/ Mukul Kumar
Mukul Kumar